Exhibit (j)(3)


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditors" in the Statement of Additional Information of Fidelity Advisor Series I: Fidelity Advisor TechnoQuant Growth Fund, Fidelity Advisor Mid Cap Fund, Fidelity Advisor Equity Growth Fund, Fidelity Advisor Growth Opportunities Fund, Fidelity Advisor Strategic Opportunities Fund, Fidelity Advisor Large Cap Fund, Fidelity Advisor Growth & Income Fund, Fidelity Advisor Equity Income, and Fidelity Advisor Balanced Fund, which is included in Post-Effective Amendment No. 49 to the Registration Statement on Form N-1A.

 /s/Deloitte & Touche LLP
 Deloitte & Touche LLP
Boston, Massachusetts
February 23, 1999